ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces strong First Quarter 2023 Financial Results and Increases Adjusted EBITDA Guidance for 2023

First Quarter Financial Highlights: (comparisons are year over year)

•
Total revenues increased 26.8% year over year to $420.7 million
•
Construction and Material Handling revenue of $233.1 million and $164.8 million, respectively
•
Introduced separate reporting segment, Master Distribution, with revenue of $26.7 million
•
New and Used Equipment sales grew 44.9% to $219.6 million
•
Product Support revenue increased 26.6% year over year with Parts Sales increasing to $68.4 million and Service Revenue increasing to $60.2 million
•
Net income of $0.2 million available to common stockholders compared to a loss of $(2.0) million in 2022
•
Basic and diluted net income per share of $0.01 for 2023 compared to $(0.06) loss in 2022
•
Adjusted basic and diluted net income per share* of $0.04 for 2023 compared to a loss of $(0.02) in 2022
•
Adjusted EBITDA* grew 36.0% to $40.8 million, compared to $30.0 million in 2022
•
Increase full year 2023 Adjusted EBITDA guidance to $180 million to $188 million from the previously announced $177 million to $185 million

Livonia, MI. – May 10, 2023 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the first quarter ended March 31, 2023.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our business is off to a solid start this year, with revenues increasing $89.0 million, or 26.8%, to $420.7 million, which included strong organic growth as well as contributions from our recent acquisitions. All our lines of business performed well and the trends for this year are encouraging. New and used equipment sales increased 44.9%, or $68.0 million, to $219.6 million. Continued strong labor utilization drove product support revenue growth of 26.6%, or $27.0 million, to $128.6 million versus a year ago. Our product support revenue will continue to be a growing recurring revenue stream for our business.”

Mr. Greenawalt continued, “Supply chain headwinds continued to abate during the first quarter as our product inventory increased to a more normalized level, and we were able to deliver more machines to customers as evidenced by the increase in new equipment sales. We are encouraged by the increase in product availability from our manufacturing partners. Backlogs remain high, and we are not experiencing order cancellations from our customers. As it relates to our Construction segment, market fundamentals remain favorable. As we have pointed out previously, we have benefitted from our presence in Florida and demand there remains strong as state DOT funding is forecast to increase nearly 20.0% in fiscal year 2024. As projected, a significant amount of federal and state funding across our footprint will be allocated for major infrastructure projects, aligning well with our product portfolio. Our Material Handling segment, in particular our warehouse systems integration business, also continues to see strong demand as customers seek to automate processes and leverage robotics in their operations.”

In conclusion, Mr. Greenawalt commented, “We are truly excited about our opportunities this year. In 2008, our total revenues were just $61.0 million. When we went public in 2020, total revenues were $874.0 million. Total revenues are now $1.7 billion on a trailing twelve-month basis. We have now completed 14 acquisitions since going public with a total revenue value of $446 million and $53.3 million in adjusted EBITDA. The macro trends in our end user markets support continued growth with the continued investment in infrastructure projects, demand for automated

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

material handling solutions, the increase in nearshoring and the trend towards electrification of commercial equipment.”

Increased Full Year 2023 Financial Guidance:

•
The Company increased full year 2023 Adjusted EBITDA guidance to $180 million to $188 million from the previously announced $177 million to $185 million.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED RESULTS OF OPERATIONS (amounts in millions unless otherwise noted)

	Three Months Ended March 31,		Increase (Decrease)
	2023	2022	2023 versus 2022
Revenues:
New and used equipment sales	$219.6	$151.6	$68.0	44.9%
Parts sales	68.4	53.4	15.0	28.1%
Service revenue	60.2	48.2	12.0	24.9%
Rental revenue	43.5	37.7	5.8	15.4%
Rental equipment sales	29.0	40.8	(11.8)	(28.9)%
Total revenues	420.7	331.7	89.0	26.8%

Cost of revenues:
New and used equipment sales	179.0	123.9	55.1	44.5%
Parts sales	45.4	36.7	8.7	23.7%
Service revenue	25.1	20.1	5.0	24.9%
Rental revenue	6.1	5.4	0.7	13.0%
Rental depreciation	22.9	20.3	2.6	12.8%
Rental equipment sales	20.9	33.9	(13.0)	(38.3)%
Cost of revenues	299.4	240.3	59.1	24.6%

Gross profit	121.3	91.4	29.9	32.7%

General and administrative expenses	104.0	82.9	21.1	25.5%
Depreciation and amortization expense	5.2	3.9	1.3	33.3%
Total general and administrative expenses	109.2	86.8	22.4	25.8%

Income from operations	12.1	4.6	7.5	163.0%

Other (expense) income:
Interest expense, floor plan payable – new equipment	(1.5)	(0.3)	(1.2)	400.0%
Interest expense – other	(10.5)	(5.8)	(4.7)	81.0%
Other income	1.0	0.3	0.7	233.3%
Total other expense, net	(11.0)	(5.8)	(5.2)	89.7%

Income (loss) before taxes	1.1	(1.2)	2.3	(191.7)%

Income tax provision	0.1	—	0.1	100.0%
Net income (loss)	1.0	(1.2)	2.2	(183.3)%

Preferred stock dividends	(0.8)	(0.8)	—	—
Net income (loss) available to common stockholders	$0.2	$(2.0)	$2.2	(110.0)%

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Recent Business Highlights:

•
The Company's Board of Directors approved its regular quarterly cash dividend for each of the Company's issued and outstanding shares of common stock. The common stock dividend was $0.057 per share, or approximately $0.23 per share on an annualized basis. The common stock dividend was paid on February 28, 2023 to shareholders of record as of February 15, 2023.

Conference Call Information:

Alta management will host a conference call and webcast today at 5:00 p.m. Eastern Time today to discuss and answer questions about the Company’s financial results for the first quarter ended March 31, 2023. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group First Quarter 2023 Earnings Call and Webcast
Date:	Wednesday, May 10, 2023
Time:	5:00 p.m. Eastern Time
Live call:	(833) 470-1428
International:	https://www.netroadshow.com/events/global-numbers?confId=49807
Live call access code:	996453
Audio replay:	(808) 304-5227
Replay access code:	890173
Webcast:	https://events.q4inc.com/attendee/265621650

The audio replay will be archived through May 24, 2023.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. and has a presence in Canada. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, heavy and compact earthmoving equipment, environmental processing equipment, cranes, paving and asphalt equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 70 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, Ohio, Nevada and Florida as well as the Canadian provinces of Ontario and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: supply chain disruptions, inflationary pressures resulting from supply chain disruptions or a tightening labor market; negative impacts on customer payment policies and adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; economic, industry, business and political conditions including their effects on governmental policy and government

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

actions that disrupt our supply chain or sales channels; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on The New York Stock Exchange; the impact of cyber or other security threats or other disruptions to our businesses; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet investments or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; and other risks and uncertainties identified in this presentation or indicated from time to time in the section entitled “Risk Factors” in Alta’s annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), and Adjusted basic and diluted net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's consolidated balance sheets in accordance with U.S. GAAP. Adjusted net income (loss) is defined as net income (loss) adjusted to reflect certain one-time or non-recurring items and other adjustments. Adjusted basic and diluted earnings (loss) per share is defined as adjusted net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

example, items such as a company’s cost of capital and tax structure, certain one-time or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted net income (loss). Our presentation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Adjusted total net debt and floor plan payables, Adjusted net income (loss), Adjusted basic and diluted net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:

Kevin Inda

SCR Partners, LLC

kevin@scr-ir.com
(225) 772-0254

Media:

Glenn Moore

Alta Equipment Group, LLC

glenn.moore@altg.com

(248) 305-2134

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash	$1.7	$2.7
Accounts receivable, net of allowances of $14.3 and $13.0 as of March 31, 2023 and December 31, 2022, respectively	228.3	232.8
Inventories, net	469.1	399.7
Prepaid expenses and other current assets	30.4	28.1
Total current assets	729.5	663.3

Property and equipment, net	398.9	377.8
Operating lease right-of-use assets, net	111.4	113.6

Goodwill	70.5	69.2
Other intangible assets, net	58.5	60.7
Other assets	8.0	6.0
Total other assets	137.0	135.9
TOTAL ASSETS	$1,376.8	$1,290.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Floor plan payable – new equipment	$252.5	$211.5
Floor plan payable – used and rental equipment	62.3	45.3
Current portion of long-term debt	4.7	4.2
Accounts payable	88.1	90.8
Customer deposits	24.1	27.9
Accrued expenses	56.7	55.1
Current operating lease liabilities	15.2	14.8
Current deferred revenue	12.6	14.1
Other current liabilities	9.6	7.5
Total current liabilities	525.8	471.2

LONG-TERM LIABILITIES
Line of credit, net	256.0	217.5
Long-term debt, net of current portion	311.3	311.2
Finance lease obligations, net of current portion	17.7	15.4
Deferred revenue, net of current portion	4.9	4.9
Guaranteed purchase obligations, net of current portion	4.0	4.7
Long-term operating lease liabilities, net of current portion	100.0	101.9
Deferred tax liability	6.3	6.4
Other liabilities	12.7	17.6
TOTAL LIABILITIES	1,238.7	1,150.8
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value per share, issued and outstanding at both March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,368,112 and 32,194,243 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	223.6	222.8
Treasury stock at cost, 862,182 shares of common stock held at both March 31, 2023 and December 31, 2022	(5.9)	(5.9)
Accumulated deficit	(76.4)	(74.2)
Accumulated other comprehensive income (loss)	(3.2)	(2.9)
TOTAL STOCKHOLDERS’ EQUITY	138.1	139.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,376.8	$1,290.6

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(in millions, except share and per share amounts)	2023	2022
Revenues:
New and used equipment sales	$219.6	$151.6
Parts sales	68.4	53.4
Service revenue	60.2	48.2
Rental revenue	43.5	37.7
Rental equipment sales	29.0	40.8
Total revenues	420.7	331.7
Cost of revenues:
New and used equipment sales	179.0	123.9
Parts sales	45.4	36.7
Service revenue	25.1	20.1
Rental revenue	6.1	5.4
Rental depreciation	22.9	20.3
Rental equipment sales	20.9	33.9
Cost of revenues	299.4	240.3
Gross profit	121.3	91.4
General and administrative expenses	104.0	82.9
Depreciation and amortization expense	5.2	3.9
Total general and administrative expenses	109.2	86.8
Income from operations	12.1	4.6
Other (expense) income:
Interest expense, floor plan payable – new equipment	(1.5)	(0.3)
Interest expense – other	(10.5)	(5.8)
Other income	1.0	0.3
Total other expense, net	(11.0)	(5.8)
Income (loss) before taxes	1.1	(1.2)
Income tax provision	0.1	—
Net income (loss)	1.0	(1.2)
Preferred stock dividends	(0.8)	(0.8)
Net income (loss) available to common stockholders	$0.2	$(2.0)
Basic income (loss) per share	$0.01	$(0.06)
Diluted income (loss) per share	$0.01	$(0.06)
Basic weighted average common shares outstanding	32,223,221	32,363,376
Diluted weighted average common shares outstanding	32,430,715	32,363,376

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in millions)	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$1.0	$(1.2)
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	28.1	24.2
Amortization of debt discount and debt issuance costs	0.3	0.3
Imputed interest	0.3	0.1
Gain on sale of rental equipment	(8.1)	(6.8)
Provision for inventory obsolescence	0.1	1.1
Provision for losses on accounts receivable	1.5	1.2
Stock-based compensation expense	0.8	0.3
Changes in deferred income taxes	(0.1)	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	1.3	(7.8)
Inventories	(114.3)	(82.6)
Proceeds from sale of rental equipment	29.0	40.8
Prepaid expenses and other assets	(5.2)	1.7
Manufacturers floor plans payable	57.0	21.7
Accounts payable, accrued expenses, customer deposits, and other current liabilities	(6.5)	0.2
Leases, deferred revenue, and other liabilities	(5.3)	0.1
Net cash used in operating activities	(20.1)	(6.7)
INVESTING ACTIVITIES
Expenditures for rental equipment	(14.6)	(15.1)
Expenditures for property and equipment	(3.1)	(1.8)
Proceeds from sale of property and equipment	—	0.1
Expenditures for guaranteed purchase obligations	0.5	(0.6)
Expenditures for acquisitions, net of cash acquired	(1.7)	(1.2)
Net cash used in investing activities	(18.9)	(18.6)
FINANCING ACTIVITIES
Proceeds from line of credit and long-term borrowings	97.0	86.3
Principal payments on line of credit, long-term debt, and finance lease obligations	(59.8)	(71.6)
Proceeds from floor plan payable with unaffiliated source	50.7	30.2
Payments on floor plan payable with unaffiliated source	(49.7)	(19.5)
Preferred stock dividends paid	(0.8)	(0.8)
Common stock dividends paid and declared	(1.9)	—
Other financing activities	2.4	—
Net cash provided by financing activities	37.9	24.6

Effect of exchange rate changes on cash	0.1	—
NET CHANGE IN CASH	(1.0)	(0.7)

Cash, Beginning of year	2.7	2.3
Cash, End of period	$1.7	$1.6
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet within property and equipment	$42.7	$29.5
Supplemental disclosures of cash flow information
Cash paid for interest	$6.8	$1.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	March 31,	December 31,
Debt and Floor Plan Payables Analysis (in millions)	2023	2022
Senior secured second lien notes	$315.0	$315.0
Line of credit	257.8	219.5
Floor plan payable – new equipment	252.5	211.5
Floor plan payable – used and rental equipment	62.3	45.3
Finance lease obligations	22.4	19.6
Total debt	910.0	810.9
Adjustments:
Floor plan payable – new equipment	(252.5)	(211.5)
Cash	(1.7)	(2.7)
Adjusted total net debt and floor plan payables (1)	$655.8	$596.7

	Three Months Ended March 31,
(amounts in millions)	2023	2022
Net income (loss) available to common stockholders	$0.2	$(2.0)
Depreciation and amortization	28.1	24.2
Interest expense	12.0	6.1
Income tax provision	0.1	—
EBITDA (1)	40.4	28.3
Transaction costs (2)	0.1	—
Stock-based incentives (3)	0.8	0.3
Other expenses (4)	0.2	0.9
Preferred stock dividend (5)	0.8	0.8
Showroom-ready equipment interest expense (6)	(1.5)	(0.3)
Adjusted EBITDA (1)	$40.8	$30.0

	Three Months Ended March 31,
(in millions, except share and per share amounts)	2023	2022
Net income (loss) available to common stockholders	$0.2	$(2.0)
Transaction costs (2)	0.1	—
Stock-based incentives (3)	0.8	0.3
Other expenses (4)	0.2	0.9
Adjusted net income (loss) available to common stockholders (1)	$1.3	$(0.8)
Basic income (loss) per share	$0.01	$(0.06)
Diluted income (loss) per share	$0.01	$(0.06)
Adjusted basic net income (loss) per share (1)	$0.04	$(0.02)
Adjusted diluted net income (loss) per share (1)	$0.04	$(0.02)
Basic weighted average common shares outstanding	32,223,221	32,363,376
Diluted weighted average common shares outstanding	32,430,715	32,363,376

(1) Represents Non-GAAP measure

(2) Expenses related to acquisition activities

(3) Reflects non-cash equity-based compensation expenses

(4) Other non-recurring expenses inclusive of severance payments, greenfield startup, legal, and consulting costs

(5) Expenses related to preferred stock dividend payments

(6) Represents interest expense associated with showroom-ready new equipment interest included in total interest expense above